THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


--------------------------------------------------------------------------------
                            AM Communications, Inc.
               WARRANT FOR THE PURCHASE OF SHARES OF COMMON STOCK


   Warrant No. L-001                       257,278 Shares
   March 25, 2003

--------------------------------------------------------------------------------


         For ten and 00/100 ($10.00) dollars and other value received, AM Communications, Inc., a Delaware corporation (the "Company"), with its principal office at 1900 AM Drive, Quakertown, Pennsylvania 18951-2107, hereby certifies that LASALLE BUSINESS CREDIT, LLC as agent for STANDARD FEDERAL BANK NATIONAL ASSOCIATION, a national bank association ("LaSalle" or "Warrantholder"), and its successors and assigns, is entitled, subject to the provisions of this Warrant, to purchase from the Company, at any time prior to 5:00 p.m. EST on March 24, 2013 (the "Expiration Date"), up to the number of fully paid and non-assessable shares of Common Stock of the Company set forth above, subject to adjustment as hereinafter provided.

         The Warrantholder may purchase such number of shares of Common Stock at a purchase price per share of ten cents ($0.10) (the "Exercise Price"). The term "Common Stock" shall mean the aforementioned Common Stock of the Company, together with any other equity securities that may be issued by the Company in addition thereto or in substitution therefor as provided herein.

         The number of shares of Common Stock to be received upon the exercise or exchange of this Warrant and the price to be paid for a share of Common Stock are subject to adjustment from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise or exchange, as adjusted from time to time, are hereinafter sometimes referred to as the "Warrant Shares."

         Section 1. Exercise of Warrant; Cashless Exercise.

         (a) This Warrant may be exercised, in whole or in part, on any business day on or before the Expiration Date by presentation and surrender hereof to the Company at its principal office at the address set forth in the initial paragraph hereof (or at such other address as the Company may hereafter notify the Warrantholder of in writing) (the "Warrant Agency") with the Purchase Form annexed hereto duly executed and accompanied by proper payment of the Exercise Price in lawful money of the United States of America, in the form of a check, subject to collection, or a wire transfer, for the number of Warrant Shares specified in the Purchase Form. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver a new Warrant evidencing the rights of the Warrantholder to purchase the balance of the Warrant Shares purchasable hereunder. Upon receipt by the Company of this Warrant and such Purchase Form, together with proper payment of the Exercise Price, at such office, the Warrantholder shall be deemed to be the holder of record of the Warrant Shares, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such Warrant Shares shall not then be actually delivered to the Warrantholder. The Company shall pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of the Warrant Shares.

         (b) In addition to the rights of the Warrantholder under paragraph (a) above, the Warrantholder shall have the right to exercise this Warrant, in whole or in part, in lieu of paying the Exercise Price in cash, by instructing the Company to issue that number of Warrant Shares determined by multiplying the number of Warrant Shares in respect of which this Warrant is being exercised by a fraction, the numerator of which shall be the difference between the Market Price (as defined in Section 6(g) below) per share of Common Stock on the date of exercise and the Exercise Price, and the denominator of which shall be the Market Price (as defined in Section 6(g) below) per share of Common Stock.

         Section 2. Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise or exchange of this Warrant all shares of its Common Stock or other shares of capital stock of the Company from time to time issuable upon exercise or exchange of this Warrant. All such shares shall be duly authorized and, when issued upon the exercise or exchange of the Warrant in accordance with the terms hereof, shall be validly issued, fully paid and nonassessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale (other than any restrictions on sale pursuant to applicable federal and state securities laws) and free and clear of all preemptive rights.

         Section 3. Fractional Interest. The Company will not issue a fractional share of Common Stock upon exercise or exchange of this Warrant. Instead, the Company will deliver its check for the current market value of the fractional share. The current market value of a fraction of a share is determined as follows: multiply the Market Price (as defined in Section 6(g) below) of a full share by the fraction of a share and round the result to the nearest cent.

         Section 4. Assignment or Loss of Warrant.

         (a) Except as provided in Section 9, and only upon the presentation to the Company of written instructions from a bona fide officer or director of the Warrantholder, the Warrantholder shall be entitled, without obtaining the consent of the Company, to assign or transfer its interest in this Warrant, or any of the Warrant Shares, in whole or in part, provided, however, that the transferee, prior to any such assignment or transfer, agrees in writing, in form and substance satisfactory to the Company, to be bound by the terms of this Agreement as if originally a party hereto and provides the Company, upon request made by the Company, with an opinion of counsel in such form reasonably acceptable to the Company and its counsel, that such transfer would not be in violation of the Act or any applicable state securities or blue sky laws. Subject to the provisions hereof and of Section 9, upon surrender of this Warrant to the Company or at the office of its stock transfer agent or warrant agent, with the Assignment Form annexed hereto duly executed by a bona fide officer or director of the Warrantholder and funds sufficient to pay any transfer or other tax payable in respect thereof, the Company shall, without charge, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees named in such instrument of assignment and, if the Warrantholder's entire interest is not being assigned, in the name of the Warrantholder, and this Warrant shall promptly be canceled.

         (b) Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnification satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

         Section 5. Rights of the Warrantholder. (a) The Warrantholder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Warrantholder are limited to those set forth in this Warrant and in the Warrant Rights Agreement (as such term is defined hereinafter). Nothing contained in this Warrant shall be construed as conferring upon the Warrantholder the right to vote or to consent or to receive notice as a shareholder of the Company on any matters or with respect to any rights whatsoever as a shareholder of the Company. No dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Warrant Shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised or exchanged in accordance with its terms. Notwithstanding the foregoing, the Warrantholder shall have the right to participate pro rata (i.e., in proportion to the total number of Warrant Shares covered hereby to the number of fully diluted shares of Common Stock outstanding immediately prior to the commencement of the subscription or rights offering) in any subscription or rights offering.

         (b) This Warrant is entitled to the benefits and subject to the terms of the Warrant Rights Agreement, dated as of the date hereof, between the Company, Chatham Investment Fund I, LLC and the Warrantholder, as the same may be amended or modified from time to time (the "Warrant Rights Agreement"). The Company shall keep or cause to be kept a copy of the Warrant Rights Agreement, and any amendments thereto, at the Warrant Agency and shall furnish, without charge, copies thereof to the Warrantholder upon request.

         (c) Subject to Section 5(d) hereof, whenever a determination of Fair Market Value hereunder is required to be made hereunder, the Company shall make that determination in the first instance, through its Board of Directors acting in good faith. Upon the making of such determination (a "Company Determination"), the Company shall promptly give notice thereof to the Warrantholder, and shall set forth in that notice, in reasonable detail, the calculation of such Fair Market Value and the method and basis of determination thereof.

         (d) If the Warrantholder shall disagree in good faith with a Company Determination and shall, by notice to the Company (an "Appraisal Notice"), given within 30 days after receipt of notice of that Company Determination, elect to dispute that Company Determination, such dispute shall be resolved as set forth in subsection (e) of this Section 5.

         (e) The Company shall, within 30 days after an Appraisal Notice shall have been given pursuant to subsection (d) of this Section, engage an investment bank or other qualified appraisal firm reasonably acceptable to the Warrantholder (the "Appraiser") to make an independent determination of Fair Market Value (the "Appraiser Determination"). The Appraiser Determination shall be final and binding on Company and the Warrantholder. If the Company Determination and the Appraiser Determination differ by an amount of 20% or less of the Company Determination, then the costs of conducting the appraisal shall be borne equally by Company and the Warrantholder; if the Company Determination is greater than the Appraiser Determination by more than 20% of the Company Determination, then the costs of conducting the appraisal shall be borne entirely by the Warrantholder; and if the Appraiser Determination is greater than the Company Determination by more than 20% of the Company Determination, then the costs of conducting the appraisal shall be borne entirely by Company; provided that in each case costs separately incurred by Company and the Warrantholder shall be separately borne by them.

         Section 6. Adjustment of Exercise Price and Number of Shares. In the event of an adjustment of exercise price or number of shares in accordance with the terms and provisions of this Warrant, the Company shall be required to provide the Warrantholder with notice of such adjustment. Such notice shall be provided in accordance with Section 11 hereof. Notwithstanding anything to the contrary contained herein, the Exercise Price shall not be less than the then current par value of the Common Stock. The number and kind of securities purchasable upon the exercise or exchange of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

         (a) Adjustment for Change in Capital Stock. If at any time after the Warrant Date, the Company:

             (i) pays a dividend or makes a distribution on its Common Stock, in either case in shares of its Common Stock;

             (ii) subdivides its outstanding shares of Common Stock into a greater number of shares;

             (iii) combines its outstanding shares of Common Stock into a smaller number of shares; or

             (iv) makes a distribution on its Common Stock in shares of its capital stock other than Common Stock;

then the Exercise Price in effect immediately prior to such action shall be adjusted so that the Warrantholder may receive, upon exercise or exchange of this Warrant and payment of the same aggregate consideration, the number of shares of capital stock of the Company which the Warrantholder would have owned immediately following such action if the Warrantholder had exercised or exchanged the Warrant immediately prior to such action.

         The adjustment shall become effective immediately after the record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, combination or reclassification.

         (b) Adjustment for Other Distributions. If at any time after the date hereof the Company distributes to all of its Common Stock holders any of its assets, equity securities or debt securities, the Warrantholder shall be entitled, without additional consideration, to the same distribution as it would have received if it had been a holder of the Warrant Shares at the time of such distribution.

         This subsection does not apply to cash dividends or cash distributions paid out of consolidated current or retained earnings as shown on the books of the Company and paid in the ordinary course of business.

         (c) Adjustment for Additional Securities Issuances. If at any time after the date hereof, the Company issues Additional Securities for consideration less than the Fair Market Value (as such term is defined hereinafter) thereof on the date of issuance, then the Exercise Price in effect immediately prior to such issuance shall be reduced to an amount determined by multiplying that Exercise Price and the result obtained by dividing (i) an amount equal to the sum of (x) the Fair Market Value of the Company immediately prior to such issuance (the "Current Value") plus (y) the aggregate consideration received by the Company for those Additional Securities; by (ii) an amount equal to the sum of (x) that Current Value and (y) the aggregate consideration that would have been received by the Company if those Additional Securities had been sold by the Company for Fair Market Value. The adjustment shall be made successively whenever any such issuance is made, and shall become effective immediately after such issuance. For purposes hereof, "Additional Securities" shall mean Common Stock and any security ("Convertible Securities") that may be converted into, or exchanged or exercised for, Common Stock. Notwithstanding anything in the foregoing to the contrary, no adjustment shall be made upon the conversion, exchange or exercise of Convertible Securities into Common Stock.

         This subsection 6(c) does not apply to (A) any of the transactions described in subsections 6(a) or 6(b), (B) Common Stock issued to shareholders of any non-affiliated person which merges into or with the Company, or any subsidiary of the Company, in proportion to their stock holdings of such person immediately prior to such merger, upon such merger, (C) the issuance of options to acquire up to 2,330,931 shares of Common Stock which are granted pursuant to the Company's 1999 Stock Option Plan, so long as such options have an exercise price which is not less than 100% of the Market Price (as defined in Section 6(g) hereof) of the Company's Common Stock at the time of the issuance of such options, or (D) options to purchase up to 5 million shares of the Company's Common Stock (excluding any options issued pursuant to clause (C) of this subsection 6(c)) which are granted pursuant to a stock option plan approved by the Company's shareholders so long as such options have an exercise price which is not less than 100% of the Market Price (as defined in Section 6(g) hereof) of the Company's Common Stock at the time of the issuance of such options.

         (e) Deferral of Issuance or Payment. In any case in which an event covered by this Section 6 shall require that an adjustment in the Exercise Price be made effective as of a record date, the Company may elect to defer until the actual occurrence of such event (i) issuing to the Warrantholder, if this Warrant is exercised after such record date, the shares of Common Stock and other capital stock of the Company, if any, issuable upon such exercise over and above the shares of Common Stock or other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment, and (ii) paying to the Warrantholder by check any amount in lieu of the issuance of fractional shares pursuant to Section 3.

         (f) When No Adjustment Required. No adjustment need be made for a change in the par value of the Common Stock. Further, no adjustments shall be made under any Section herein in connection with the issuance of Warrant Shares upon exercise or exchange of this Warrant or any other warrant or convertible security issued on or after the date hereof to Chatham Investment Fund I, LLC or LaSalle Business Credit, LLC, or any of their respective successors and/or assigns.

         (g) Market Price. The "Market Price" per share of Common Stock is the closing price of the Common Stock on the last trade date prior to the date of exercise, as reported at 4:00 p.m. E.S.T. by Nasdaq, or the primary national securities exchange on which the Common Stock is then quoted; provided, however, that if quotes for the Common Stock are not reported by Nasdaq and the Common Stock is neither traded on the Nasdaq National Market, on a national securities exchange, on the Nasdaq Small Cap Market nor on the OTC Electronic Bulletin Board, the price referred to above shall be the price reflected in the over-the-counter market as reported by the National Quotation Bureau, Inc. or any organization performing a similar function, and provided, further, that if the Common Stock is not then publicly traded, the Market Price shall equal the Fair Market Value of a share of the Common Stock.

         (h) Adjustment to Number of Shares. Upon any adjustment of the Exercise Price as provided in this Section 6, the number of shares of Common Stock purchasable upon the exercise of this Warrant, at the Exercise Price resulting from such adjustment, shall be equal to the number of shares of Common Stock obtained by multiplying the Exercise Price in effect immediately prior to such adjustment and the number of shares of Common Stock issuable on the exercise of this Warrant immediately prior to such adjustment, and then dividing the number so obtained by the Exercise Price resulting from such adjustment.

         (i) Common Stock Defined. Whenever reference is made in Section 6(a) to the issuance of shares of Common Stock, the term "Common Stock" shall include any equity securities of any class of the Company hereinafter authorized which shall not be limited to a fixed sum or percentage in respect of the right of the thereof to participate in dividends or distributions of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.

Subject to the provisions of Section 8 hereof, however, shares issuable upon exercise or exchange hereof shall include only shares of the class designated as Common Stock of the Company as of the date hereof or shares of any class or classes resulting from any reclassification or reclassifications thereof or as a result of any corporate reorganization as provided for in Section 8 hereof.

         (j) Fair Market Value Defined. As utilized herein with respect to any security, the term "Fair Market Value" means, as at any time of determination, the amount that would then be paid for such security by a purchaser under no compulsion to purchase, to a seller under no compulsion to sell.

         Section 7. Officers' Certificate. Whenever the Exercise Price shall be adjusted as required by the provisions of Section 6, the Company shall forthwith file in the custody of its secretary or an assistant secretary at the Warrant Agency an officers' certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment and the manner of computing such adjustment. Each such officer's certificate shall be signed by the chairman, president or chief financial officer of the Company and by the secretary or any assistant secretary of the Company. Each such officer's certificate shall be made available at all reasonable times for inspection by the Warrantholder or any Warrantholder of a Warrant executed and delivered pursuant to Section 4 hereof.

         Section 8. Reclassification, Reorganization, Consolidation or Merger. In the event of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company (other than a subdivision or combination of the outstanding Common Stock and other than a change in the par value of the Common Stock) or in the event of any consolidation or merger of the Company with or into another corporation (other than a merger in which merger the Company is the continuing corporation and that does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise or exchange of this Warrant) or in the event of any sale, lease, transfer or conveyance to another corporation of the property and assets of the Company as an entirety or substantially as an entirety, the Company shall use its best efforts to cause effective provisions to be made so that the Warrantholder shall have the right thereafter, by exercising this Warrant, to purchase the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a Warrantholder of the number of shares of Common Stock that would have been received upon exercise or exchange of this Warrant immediately prior to such reclassification, capital reorganization, change, consolidation, merger, sale or conveyance. Any such provision shall include provisions for adjustments in respect of such shares of stock and other securities and property that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section 8 shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. This Section 8 shall not modify or limit any provision of the Loan and Security Agreement, dated as of August 14, 2002, among Company and its subsidiaries, as borrowers, and Warrantholder, as lender, as amended, restated, supplemented or otherwise modified from time to time (including, without limitation, on the date hereof), whereby the Company agrees to refrain from engaging in one or more of the activities described in this Section 8.

         Section 9. Transfer to Comply with the Securities Act of 1933; Registration Rights.

         (a) No sale, transfer, assignment, hypothecation or other disposition of this Warrant or of the Warrant Shares shall be made unless any such transfer, assignment or other disposition will comply with the rules and statutes administered by the Securities and Exchange Commission and (i) a Registration Statement under the Act including such Shares is currently in effect, or (ii) in the written opinion of counsel, which counsel and which opinion shall be reasonably satisfactory to the Company, a current registration Statement is not required for such disposition of the shares. Each stock certificate representing Warrant Shares issued upon exercise or exchange of this Warrant shall bear a legend in substantially the following form (unless, in the opinion of counsel, which counsel and which opinion shall be reasonably satisfactory to the Company, such legend is not required):

         "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS."

         (b) The Company agrees that during the term of this Warrant, the Warrantholder shall have the right, pursuant to the terms of the Warrant Rights Agreement, to require the Company, under the circumstances set forth in the Warrant Rights Agreement, to register the Warrant Shares in the manner set forth in the Warrant Rights Agreement.

         Section 10. Modification and Waiver. Except as otherwise provided herein, any term of this Warrant may be amended, and the observance of any term of this Warrant may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely), with the written consent of the Company and the written consent of a bona fide officer or director of the Warrantholder. Any amendment or waiver effected in accordance with this section shall be binding upon each future Warrantholder of this Warrant and the Company.

         Section 11. Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given upon personal delivery, or by facsimile (with proof of receipt), or on the first business day following mailing by overnight courier, or on the fifth day following mailing by registered or certified mail, return receipt requested, postage prepaid, addressed to the Company at the address indicated therefor in the first paragraph of this Warrant and the Warrantholder at its address as shown on the books of the Company; provided, however, that presentation of a Purchase Form and payment of any Exercise Price shall be effective only upon receipt by the Company.

         Section 12. Descriptive Headings and Governing Law. The titles of the paragraphs and subparagraphs of this Warrant are for convenience of reference only and are not to be considered in construing this Warrant. This Warrant shall be governed by and construed under the laws of the Commonwealth of Pennsylvania without regard to any otherwise applicable principles of conflicts of laws.

         Section 13. Entire Agreement. This Warrant and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants or agreements except as specifically set forth herein or therein. Nothing in this Warrant, express or implied, is intended to confer upon any party, other than the parties hereto and their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Warrant, except as expressly provided herein.

         Section 14. Severability. In the event that any provision of this Warrant shall be invalid, illegal or unenforceable, it shall, to the extent practicable, be modified so as to make it valid, legal and enforceable and to retain as nearly as practicable the intent of the parties, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. To the extent permitted by law, the parties hereto waive the benefit of any provision of law that renders any provision of this Warrant invalid or unenforceable in any respect.

         Section 15. No Waiver. No waiver by any party to this Warrant of any one or more defaults by any other party or parties in the performance of any of the provisions hereof shall operate or be construed as a waiver of any future default or defaults, whether of a like or different nature. Except as expressly provided herein, no failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

         IN WITNESS WHEREOF, the Company has duly caused this Warrant to be signed by its duly authorized officer and to be dated as of this March 25, 2003.

                                   AM COMMUNICATIONS, INC.



                                   By:  /s/ H. Charles Wilson, III
                                        ----------------------------------------
                                        Name:  H. Charles Wilson, III
                                        Title: Corporate Controller

                                  PURCHASE FORM
                                  -------------


                                                                  [INSERT DATE]

         The undersigned hereby irrevocably elects to exercise the within Warrant to purchase ________ shares of Common Stock and hereby makes payment of ___________________ in payment of the exercise price thereof.



                                    --------------------------------------------
                                    Signature of Authorized Officer or Director



                                    --------------------------------------------
                                    Print Name of Authorized Officer or Director

                                 ASSIGNMENT FORM
                                 ---------------

                                                                  [INSERT DATE]


         FOR VALUE RECEIVED, __________________hereby sells, assigns and transfers unto __________________________________________________________(the
"Assignee"),____________________________________________________________________
[INSERT ADDRESS] its right to purchase up to _____ shares of Common Stock represented by this Warrant and does hereby irrevocably constitute and appoint ______________________ Attorney, to transfer the same on the books of the Company, with full power of substitution in the premises.


                                    --------------------------------------------
                                    Signature of Authorized Officer or Director


                                    --------------------------------------------
                                    Print Name of Authorized Officer or Director